UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2013

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2013, dELiA*s, Inc. (the “Company”), certain of its wholly-owned subsidiaries, as borrowers, and certain of its wholly-owned subsidiaries, as guarantors, entered into a First Amendment to Credit Agreement, dated as of July 12, 2013 (the “First Amendment”), with each lender party thereto and Salus Capital Partners, LLC (“Salus”), as Administrative Agent and Collateral Agent. The First Amendment modifies the Credit Agreement, dated as of June 14, 2013, among the foregoing parties to increase, solely for the period from July 12, 2013 through September 30, 2013, the Company’s borrowing base availability for extensions of credit based on the Company’s inventory and its owned real property.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the First Amendment, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 8.01.	Other Events.

On July 15, 2013, the Company issued a press release announcing the addition of Ms. Whitney Randall as General Merchandise Manager of the Company, and providing an update on the Company’s May and June performance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of July 12, 2013, among dELiA*s, Inc., each of the wholly-owned subsidiaries of dELiA*s, Inc. identified on Schedules 1.01 and 1.02 to the Credit Agreement, each lender party thereto, and Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent.

99.1	Press Release of dELiA*s, Inc., dated July 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.

(Registrant)

Date: July 18, 2013	By:	/s/ David J. Dick
David J. Dick, Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of July 12, 2013, among dELiA*s, Inc., each of the wholly-owned subsidiaries of dELiA*s, Inc. identified on Schedules 1.01 and 1.02 to the Credit Agreement, each lender party thereto, and Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent.

99.1	Press Release of dELiA*s, Inc., dated July 15, 2013.